                                                                   EXHIBIT 10.24



                                                    Vodapage Limited
                                                    The Courtyard,
                                                    2-4 London Road, Newbury,
                                                    Berkshire RC13 1JL, England
                                                    Telephone: (0635) 33251
                                                    Facsimile: (0635) 36260


Our Ref:     PRW/7866

17th May 1994


STRICTLY PERSONAL
-----------------

Mr E Langston
[ADDRESS]


Dear Ted

On behalf of Ian Maxwell, I am pleased to offer you an appointment as Financial Director for Vodapage Limited. Your duties and responsibilities will be as outlined at interview.

Your salary in this position will be [pounds] 80,000 per annum, paid monthly in arrears, and includes the Annual Salary Review to be held in July.

Your basic hours of work will be 8.30 am to 5.15 pm Monday to Thursday and 8.30 am to 4.00 pm on Friday. An Employee Information Handbook is enclosed which outlines the general terms and conditions of employment within Vodafone Group.

As a Director of the Company, you will be entitled to the use of a Company Car. All running costs of the vehicle including fuel costs will be paid by the Company. You may choose a vehicle from the Director's Grade of the Company Car List.

This position will entitle you to be a member of the Vodafone Group Directors Pension Scheme and membership of this scheme is automatic. The scheme has a 1/30 accrual rate, free life insurance and other benefits and an employee contribution rate of 3.5% of salary. A booklet describing the Scheme benefits is enclosed in confidence for your detailed information.

You will also be entitled to Company paid membership of BUPA for yourself and family. I will forward the BUPA documentation to you under separate cover in due course.


[LOGO]
____________________________________________________________________________________________  VADAFONE
Directors: GA Whent CBI (Chairman), IR Maxwell (Managing), MW Payne, SC Phillips                GROUP
Registered Office: The Courtyard. 2-4 London Road. Newbury, Berkshire, England. Registered in
England No. 795531

17th May 1994

Mr E Langston



The Company will assist with the cost of your relocation to a reasonable travelling distance (max. 25 miles) from Newbury. Subject to production of receipts, the Company will reimburse costs for Estate Agents Fees, Solicitors Fees, Stamp Duty and removal to the new house. A Disturbance Allowance of (pounds)8,000 will be offered for replacement of soft furnishings. An arrangement for temporary accommodation will also be available. As you are aware, under the recent legislation relocation expenses above (pounds)8,000 will be subject to tax.

The offer of relocation assistance is available for one year from commencement of service. It will be a condition that if you leave our employment within two years of relocation, the relocation assistance will become repayable to the Company.

The Company gives an entitlement to 27 days of paid holiday per year and a pro rata arrangement operates in the first part year.

I enclose a duplicate of this letter. We hope you will accept this offer and I ask you to sign the duplicate and return it to me, together with the signed Employment Handbook receipt form and the Driver Declaration Form, also indicating when you will be able to commence employment.

Yours sincerely

/s/ P R Williams


P R Williams
Personnel Director
------------------


I hereby accept the position of Financial Director on the terms and conditions outlined and confirm that I will be joining on: To be notified.


                       ................................

                        /s/ Edward Langston
Signed:                ................................

                        19th May 1994
Dated:                 ................................

P R Williams                                             [LOGO]  Vodafone
Group Personnel Director


Our Ref:  PRW/14191

2 January 1998

STRICTLY PERSONAL
-----------------
ADDRESSEE ONLY
--------------

Mr E Langston
Vodafone Distribution Ltd

Dear Ted

I am pleased to tell you that the Company has decided to adopt a standard six month notice requirement to terminate employment for all Directors with a UK employment contract. This requirement will apply to notice of termination both to and from the Company. All other terms and conditions will remain as stated in the Employee Handbook.

Acceptance of this new notice period is not compulsory whilst you remain in your current position and you may retain the present one month notice requirement if you wish.

Please advise me of your decision by signing the relevant section and returning the enclosed copy of this letter. Any change will be effective from the date of signing. If you have any questions please contact me.


Yours sincerely

/s/ P R Williams

P R Williams
------------



Please complete one section below

------------------------------------------------------------------------------
I hereby accept the increase in notice period to six months.

         /s/ Edward Langston                      12th January 1998
Signed: .............................. Dated: ................................

------------------------------------------------------------------------------
I wish to remain on one month's notice.

Signed: .............................. Dated: ................................



Vodafone Group Services Limited
The Courtyard, 2-4 London Road, Newbury, Berkshire RG14 1JX
Telephone: (01635) 33251, Facsimile: (01635) 36260
E-Mail: phil.williams@vf.vodafone.co.uk



____________________________________________________________________________________________  [LOGO]
Registered Office: The Courtyard. 2-4 London Road. Newbury, Berkshire, England. Registered in
England No. 2370135

Our ref: JDG/cs/S637

15 December 1999

Strictly Personal
-----------------

Mr E Langston
US/Asia Pacific Region

Dear Ted

Following the discussions, I am pleased to confirm the terms which will apply for your proposed secondment to the US wireless joint venture with Bell Atlantic. The details are as follows:-

1.   Position and Duties
     -------------------

     Your job title during the secondment will be Chief Financial Officer, within the US wireless joint venture with Bell Atlantic, and your duties will be as described to you. You Will report to the Chief Executive Officer of the joint venture with a functional reporting line to Ken Hydon. You will be based in the New York area within travelling distance of the joint venture's HQ.

2.   Status
     ------

     The basis of the secondment will be family status.

3.   Medical Examinations
     --------------------

     The secondment is subject to you and your family undergoing a medical examination with satisfactory outcome which shows medical fitness for work/residence in the USA. The fees will be paid for by the Company.

4.   Period of Secondment
     --------------------

     The secondment will be effective from 1 April 2000 or a later agreed date when the joint venture is implemented and will be for a period of 2 years. With mutual agreement, the secondment may be extended. The Company will give you assistance in obtaining any work permits and entry visas that are required. The Company reserves the right to terminate the assignment and return you to the UK at any time during the secondment period, giving as much notice as possible.

Strictly Personal
-----------------

Mr E Langston


5.   Salary
     ------

     Your salary will be increased to (pounds)220,000 per annum to be next reviewed in July 2000.

6.   Special Bonus
     -------------

     You will be eligible for a Bonus of (pounds)66,000 for each financial year or part year of your secondment in the USA. This bonus will be awarded at the discretion of the Company based on the performance of the JV against the budget and the successful establishment and operation of the JV finance function.

7.   Overseas Allowance
     ------------------

     An overseas allowance of 20% of basic salary ((pounds)44,000 per annum) will be paid at the same frequency as salary payment.

8.   Income Tax
     ----------

     While it will be your own responsibility to undertake payments of local tax whilst resident in the USA, it is not the intention that you pay more tax during the secondment. Therefore, if the total tax paid on income and benefits throughout the secondment exceeds that payable had you worked in the UK with the same earnings, the Company will make a further payment in compensation. Any calculations will be performed by Ernst & Young, the Company's advisors of overseas personal tax matters. Steve Coombs of Ernst & Young's Reading office (telephone number 0118 928 1636) will provide advice on your individual tax situation.

9.   Hours of Work
     -------------

     Your hours of work and length of working week will be those normally applying to the USA. You will however, be expected to be available outside business hours in the usual way, in dealing with Company business and other urgent matters. Your salary and allowance take into account the need to work beyond normal UK hours

10.  Holidays
     --------

     Your UK holiday entitlement will continue to apply during the secondment to the USA.

11.  Air Flights
     -----------

           a) A Business class air passage plus 50 kilos excess baggage allowance will be provided at the start of your secondment.

           b) A Business class air passage plus 50 kilos excess baggage for your partner and 25 kilos per child will be provided when your family join you on secondment.

Strictly Personal
-----------------


Mr E Langston



          c) Once accompanied you and your family will be provided with one Business class return air passage to the UK per year to visit family or holiday.

          d) Business class air passages plus 50 kilos excess baggage for each adult and 25 kilos per child will be provided at the and of your secondment.

12.  Accomodation
     ------------

     Initially hotel accommodation, then rented accommodation including utilities at a cost per month to be agreed, will be provided by the Company. While you are in hotel accommodation your meal expenses will be paid for by the Company. Once rented accommodation has been provided these and other living expenses will be your responsibility.

13.  Medical Treatment
     -----------------

     The Company will pay for local medical treatment for you and your family whilst resident in the USA and provide medical insurance on your behalf over your period of service overseas.

14.  Termination
     -----------

     Your period of notice will be unchanged during the secondment.

15.  Pension and Life Assurance Scheme
     ---------------------------------

     Your membership of the Vodafone Group Pension Scheme will remain unchanged.

16.  Company Car
     -----------

     You will be provided with a Company car during the secondment. All petrol and running costs will be reimbursed, against receipts, by the Company. Your wife will continue to use your UK company car until your family joins you in the US.

17.  Personal Effects Insurance
     --------------------------

     Insurance cover of up to (pounds)5,000 in value will be provided for your personal effects taken with you overseas. Replacement value of items claimed under this policy will be at the Company's discretion. You are advised to check that this is adequate for the personal effects that you plan to take with you and arrange any additional cover that you consider necessary.

18.  On return to be UK
     ------------------

     At the end of the secondment you will return to an equivalent position within the UK with continuity of employment in all aspects.

Strictly Personal
-----------------

Mr E Langston


19.  Governing Law
     -------------

     These terms and conditions and other contractual documents to which these conditions relate shall be governed by and take effect in all aspects according to English Law.

A duplicate copy of this letter is enclosed. Would you please sign this letter and return it to me to confirm your acceptance of the secondment. I will then discuss the various details with you in due course.


Yours sincerely

/s/ P R Williams

P R Williams
Group Human Resources Director
------------------------------


I hereby accept the terms and conditions of the secondment to the US wireless joint venture with Bell Atlantic as described above.

          /s/ Edward Langston
Signed ................................................................

          4/1/00
Dated .................................................................